UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 22, 2009

Team Health Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34583	36-4276525
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 Winston Road, Suite 300 Knoxville, Tennessee		37919
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (865) 693-1000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) On December 24, 2009, Team Health Holdings, Inc. (“Holdings”) entered into the Sixth Supplemental Indenture (the “Sixth Supplemental Indenture”), dated as of December 23, 2009, to the Indenture, dated as of November 23, 2005, among Team Finance LLC (“Team Finance”), Health Finance Corporation (“Health Finance” and, together with Team Finance, the “Issuers”) and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as amended, restated and supplemented from time to time (the “Indenture”), whereby Holdings became a guarantor of the Issuers’ 11 1/4% Senior Subordinated Notes due 2013 to streamline the company’s reporting obligations going forward.

The Sixth Supplemental Indenture is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

(b) The second amendment, dated as of December 11, 2009, to Team Finance’s senior secured credit agreement became effective on December 22, 2009. The amendment provides Team Finance additional flexibility under certain of its covenants, including permitting it to make additional investments, loans and advances, to make additional repayments of its senior subordinated notes and to incur additional earn-out obligations in connection with permitted acquisitions. In addition, lenders holding $125.0 million of commitments in the aggregate under the revolving credit facility agreed to extend the maturity date of their commitments to August 23, 2012.

Item 8.01	Other Events

On December 23, 2009, the Issuers called for redemption of a portion of their 11 1/4% Senior Subordinated Notes due 2013 (the “Notes”). A notice of redemption has been sent by The Bank of New York Mellon Trust Company, N.A., the trustee for the Notes, to all registered holders of the Notes. An aggregate principal amount $136,938,000 of the Notes will be redeemed on a pro rata basis. The Notes will be redeemed at a redemption price of 107.000% of the principal amount thereof, plus accrued and unpaid interest. The date of redemption is January 25, 2010.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

4.1	Sixth Supplemental Indenture, dated as of December 23, 2009, among Team Health Holdings, Inc. and Bank of New York Mellon Trust Company, N.A., as trustee.

10.1	Amendment No. 2, dated as of December 11, 2009, to the Credit Agreement, dated as of November 23, 2005 by and among Team Finance LLC, Team Health Holdings, LLC, JPMorgan Chase Bank, N.A. and each Lender from time to time party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2009	TEAM HEALTH HOLDINGS, INC.

	By:	/S/ HEIDI S. ALLEN
Heidi S. Allen
Senior Vice President and General Counsel